Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended February 29, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jacob Lalezari	/s/ Mitchell Cohen
Jacob Lalezari	Mitchell Cohen
Chief Executive Officer	Interim Chief Financial Officer
Date: April 15, 2024	Date: April 15, 2024

A signed original of this written statement required by Section 906 has been provided to CytoDyn Inc. and will be retained by CytoDyn Inc. and furnished to the Securities and Exchange Commission or its staff upon request.